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                         SUPPLEMENT TO THE APPLICATION
                         [ ] The Prudential Insurance Company of America
                         [ ] Pruco Life Insurance Company
                             A Subsidiary of The Prudential Insurance Company of America

                         | No.     XX XXX XXXX
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A Supplement to the Application for a variable contract in which    John Doe
                                                                ---------------
                       is named as the proposed Insured.
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I BELIEVE THIS CONTRACT MEETS MY INSURANCE NEEDS AND FINANCIAL OBJECTIVES. I
ACKNOWLEDGE RECEIPT OF A CURRENT PROSPECTUS FOR THE CONTRACT. I UNDERSTAND THAT THE CONTRACT'S VALUE AND DEATH BENEFIT MAY VARY DEPENDING ON THE CONTRACT'S
INVESTMENT EXPERIENCE ........................................... YES [ ] NO [X]


An illustration of values is available upon request.


















|Date                         |Signature of Applicant
|                             |
|    July 1, 1999             |      John Doe
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ORD 86218-90
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